UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2016
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 of this Current Report on Form 8-K, at the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”) held on May 11, 2016 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), decreasing the stockholder vote required to (i) adopt, alter, amend, and repeal the Company’s By-laws and (ii) amend the provision of the Charter regarding amendment to the By-laws, from the affirmative vote of holders of at least 66 2/3% of the shares of all classes of Skyworks’ stock entitled to vote for the election of directors to the affirmative vote of holders of at least a majority of the shares of all classes of Skyworks’ stock entitled to vote for the election of directors.

A Certificate of Amendment to the Charter (the “Certificate of Amendment”) reflecting the amendment was filed with the Secretary of State of the State of Delaware and became effective on May 16, 2016. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote on eight proposals that are described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission March 31, 2016, in connection with the Annual Meeting (the “Proxy Statement”). The results of the voting on each of those proposals were as follows:

1.    The Company’s stockholders elected each of David J. Aldrich, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David P. McGlade, David J. McLachlan, and Robert A. Schriesheim to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
David J. Aldrich	125,717,086	4,830,587	502,541	32,486,322
Kevin L. Beebe	129,205,722	1,638,244	206,254	32,486,316
Timothy R. Furey	128,762,140	2,083,606	204,469	32,486,321
Balakrishnan S. Iyer	127,523,841	3,319,515	206,856	32,486,324
Christine King	120,512,153	10,330,753	207,313	32,486,317
David P. McGlade	129,537,581	1,299,624	213,013	32,486,317
David J. McLachlan	128,399,794	2,439,809	210,611	32,486,322
Robert A. Schriesheim	129,664,339	1,168,474	217,400	32,486,323

2.    The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
160,771,836	2,382,642	382,052	0

3.    The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
126,157,955	4,173,627	718,623	32,486,331

4.    The Company’s stockholders voted to approve an amendment to the Charter to eliminate the supermajority vote provisions relating to the amendment of the Company’s By-laws.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
129,878,396	827,794	344,013	32,486,333

5.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a merger or consolidation, disposition of all or substantially all of the Company's assets, or issuance of a substantial amount of the Company's securities.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
129,804,591	896,635	348,978	32,486,333

6.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provisions relating to stockholder approval of a business combination with any related person.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
129,774,803	914,569	360,827	32,486,337

7.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of charter provisions governing directors.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
129,790,580	875,373	384,248	32,486,335

8.    The Company’s stockholders did not approve an amendment to the Charter to eliminate the supermajority vote provision relating to stockholder amendment of the charter provision governing action by stockholders.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
129,798,129	869,189	382,885	32,486,333

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The exhibit listed on the Exhibit Index hereto is filed as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 16, 2016	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Skyworks Solutions, Inc.